EXHIBIT 10(a)
SUMMARY OF ADJUSTED BASE SALARIES FOR
NAMED EXECUTIVE OFFICERS
     On July 17, 2007, the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors of The Sherwin-Williams Company (“Sherwin-Williams”) approved the elimination of certain perquisites and personal benefits that Sherwin-Williams previously provided to its executive officers and approved a salary adjustment to compensate for the elimination of these personal benefits. The Committee eliminated the following personal benefits effective August 1, 2007: parking, annual physical, personal liability insurance, basic financial planning, home security system and club memberships for personal use. The 2007 base salaries of each of the executive officers named in the Summary Compensation Table of Sherwin-Williams’ 2007 Proxy Statement were adjusted effective July 22, 2007 in the following amounts:

Named Executive Officer	Increase	Adjusted Base Salary
C.M. Connor, Chairman and Chief Executive Officer	$25,000	$1,183,522
J.G. Morikis, President and Chief Operating Officer	$25,000	$683,356
S.P. Hennessy, Senior Vice President – Finance and Chief Financial Officer	$25,000	$522,157
T.W. Seitz, Senior Vice President – Strategic Excellence Initiatives	$20,000	$436,713
L.E. Stellato, Vice President, General Counsel and Secretary	$20,000	$431,430